EXHIBIT 10.1

WAIVER AND AMENDMENT AGREEMENT

This WAIVER AND AMENDMENT AGREEMENT (this “Agreement”), dated as of August 25, 2025, is entered into by and among Upexi, Inc., a Delaware corporation (the “Company”), and the Purchasers identified on the signature page hereto.

WHEREAS, the Company and the Purchasers have previously entered into that certain Securities Purchase Agreement, dated as of July 11, 2025 (the “Securities Purchase Agreement”);

WHEREAS, the Company has advised the Purchasers that the Company intends to conduct a Subsequent Equity Sale in order to further develop the Company’s Solana and cryptocurrency treasury (the “Offering”);

WHEREAS, the Company is seeking a one-time waiver from compliance with Section 4.12 of the Securities Purchase Agreement with respect to the Offering, which one-time waiver shall be effective for the period beginning on the date of this Agreement until the earlier of (i) the date the Offering is consummated and (ii) the expiration of the restrictive period contained in Section 4.12 of the Securities Purchase Agreement;

WHEREAS, any provision of the Securities Purchase Agreement may be amended or waived upon the written consent of the Company and the Purchasers holding at least 50.1% in interest of the Shares based on the initial Subscription Amounts thereunder;

WHEREAS, the Purchasers executing the signature page hereto hold at least 50.1% in interest of the Shares based on the initial Subscription Amounts thereunder; and

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. One-Time Waiver of Section 4.12. The Purchasers hereby grant to the Company a one-time waiver from compliance with the provisions of Section 4.12 of the Securities Purchase Agreement solely with respect to the Offering for the period beginning on the date of this Agreement until the earlier of (i) the date the Offering is consummated and (ii) the expiration of the restrictive period contained in Section 4.12 of the Securities Purchase Agreement. Notwithstanding anything herein to the contrary, the foregoing waiver shall be limited precisely as written to permit the Company to conduct the Offering without complying with the provisions of Section 4.12 of the Securities Purchase Agreement and nothing herein shall be deemed a continuing waiver of Section 4.12 of the Securities Purchase Agreement.

2. Exempt Issuance. The definition of “Exempt Issuance” is Section 1.1 of the Securities Purchase Agreement is amended and restated in its entirety as follows:

a.	“Exempt Issuance” means the issuance (a) of shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) of securities upon the exercise or exchange or conversion of any Securities issued hereunder and/or securities (including options, rights or warrants) exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) upon conversion or settlement of outstanding debt as of the date hereof in an amount not to exceed $25,000; (d) of up to $152,000,000 of convertible debt securities to be issued by the Company on or about the date of this Agreement (the “July Convertible Debt Securities”) and the issuance of securities upon the exercise or exchange or conversion of the July Convertible Debt Securities, (e) of shares of Common Stock issuable pursuant to an equity line of credit whereby the Placement Agent shall act as placement agent for such equity line (the “ELOC”) and (f) of securities pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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3. Greenshoe. As consideration for each Purchaser entering into this Agreement, the Company shall issue to each Purchaser a greenshoe instrument to purchase up to a number of shares of the Company’s Common Stock equal to 25% of such Purchaser’s initial Subscription Amount under the Securities Purchase Agreement in the form annexed hereto as Exhibit A (the “Greenshoe Instrument”). Notwithstanding anything to the contrary contained herein or in the Securities Purchase Agreement, the Greenshoe Instrument shall be specifically permitted despite the provisions of Section 4.12 and the Company shall require no additional waiver or consent from the Purchaser for the issuance of the Greenshoe Instrument.

4. Continuing Effect. Except as expressly set forth herein, all of the terms and conditions of the Securities Purchase Agreement shall remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, nothing contained herein shall be deemed a waiver of any other provision of the Securities Purchase Agreement or as a waiver of or consent to any further or future action on the part of any party that would require the waiver or consent of another party. This Agreement shall be deemed a Transaction Document.

5. Representations and Warranties. Each Purchaser hereby represents and warrants to the Company, severally, but not jointly, and each Company hereby represents and warrants to the Purchaser, that (i) it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder and under the Securities Purchase Agreement as amended by this Agreement, and (ii) the execution of this Agreement by the individual whose signature is set forth at the end of this Agreement on behalf of such party, and the delivery of this Agreement by such party, have been duly authorized by all necessary action on the part of such party; and (iii) this Agreement has been executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

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6. Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K, including this Agreement and the Greenshoe Instrument as exhibits thereto, with the Commission no later than 8:30 a.m. (New York City time) on the Business Day immediately following the date of this Agreement. From and after the issuance of such Form 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, in connection with the transactions contemplated by this Agreement. In addition, effective upon the issuance of such Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees, Affiliates or agents, including, without limitation, the Placement Agent, on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and each Purchaser shall consult with each other in issuing any other press releases and/or Current Reports on Form 8-K with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of the Agreement and the Greenshoe Instrument with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with such Purchaser regarding such disclosure.

7. Counterparts; Choice of Law. This Agreement may be executed in several identical counterparts all of which shall constitute one and the same instrument. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

8. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year written above.

THE COMPANY:		PURCHASER:

UPEXI, INC.

By:		By:
Name:	Allan Marshall	Name:
Title:	Chief Executive Officer	Title:

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EXHIBIT A

FORM OF GREENSHOE INSTRUMENT

[Attached].

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